Exhibit 99.1

Shake Shack Provides Fourth Quarter 2024 Business Update and Long-Term Targets
Updates Company-operated footprint target to at least 1,500 Shacks
4QFY2024 Adjusted EBITDA grew 48% year-over-year
NEW YORK, NY (Business Wire) — January 13, 2025 — Shake Shack Inc. (“Shake Shack” or the “Company”) (NYSE: SHAK) announced preliminary unaudited results for the fiscal fourth quarter and fiscal year ended December 25, 2024 ahead of presenting at the 27th Annual ICR Conference today in Orlando, Florida. The Company also provided an updated outlook on its long-term targets, including now seeing the potential for its Company-operated footprint to reach at least 1,500 Shacks over time, versus the prior target of 450 that was provided in conjunction with the Company's February 2015 initial public offering.

"Since the Company's founding in 2004, Shake Shack has been on a continuous journey of expanding how we bring Enlightened Hospitality to our guests and elevate our team members and our communities. We are proud to announce that we ended FY2024 with 329 Company-operated Shacks with a marked improvement in our profitability and returns. However, we believe that we are just getting started, and see an ample runway for growth ahead. We are committed to bringing the world's best fine casual experience to as many guests, team members, and communities as possible. In doing so, we aim to bring pride to everyone in our Company and to deliver a strong financial benefit for our team members and shareholders.

"We designed our six 2025 Strategic Priorities to deliver on our robust opportunity, mission and objective. These are to (1) Build a culture of leaders, (2) Optimize restaurant operations, (3) Drive comp sales by increasing guest frequency, (4) Build and operate our Shacks with best-in-class returns, (5) Accelerate our Licensed business, and (6) Invest in long-term strategic capabilities. Leveraging our internal data models, as well as more than 20 years of opening and operating our Shacks with among industry-leading returns, we now see our domestic Company-operated footprint to reach at least 1,500 Shacks," said CEO Rob Lynch.

"We ended 2024 with broad based strength in the business. Our preliminary unaudited results show that in the fourth quarter FY2024, we grew same-Shack sales by 4.3%, Total revenue by 14.8%, expanded our restaurant margins by nearly 300 basis points year-over-year to 22.7% - the highest fourth quarter level since 2017, and grew Adjusted EBITDA by 48% year-over-year, more than 3x our Total revenue growth rate and the highest Adjusted EBITDA level on record. We opened 43 Company-operated Shacks in FY2024, also a record high for the Company. Our guidance for 2025 and our outlook for the next three years represents some of the highest growth in the restaurant industry as we invest and execute against our robust long-term opportunity ahead. In FY2025, we expect to grow Total revenue by 16% - 18% year-over-year, continue to expand our restaurant margins to approximately 22% and grow Adjusted EBITDA by 14% - 20% versus FY2024," said CFO Katie Fogertey.

The presentation at ICR will be held on Monday, January 13, 2025 at 9:00 a.m Eastern Time. Presenting from the Company will be Rob Lynch, Chief Executive Officer, and Katie Fogertey, Chief Financial Officer. The presentation will be webcast live from the Company's Investor Relations website at investor.shakeshack.com on the Events & Presentations page.

For more information, please also see the presentation materials, which will be available on the Company's Investor Relations website on the Events & Presentations page prior to the start of the presentation.

Preliminary Unaudited Results for the Fourth Quarter and Fiscal Year Ended December 25, 2024:(1)
▪Total revenue of $328.7 million in 4Q24 and $1.3 billion in FY24.
•Shack sales of $316.6 million in 4Q24 and $1.2 billion in FY24.
•Licensing revenue of $12.1 million in 4Q24 and $45.0 million in FY24.
▪System-wide sales of $500.7 million in 4Q24 and $1.9 billion in FY24.
▪Same-Shack sales up 4.3% versus 2023 in 4Q24 and 3.6% versus 2023 in FY24.
▪Restaurant-level profit margin(2) expected to be approximately 22.7% of Shack sales in 4Q24 and approximately 21.4% of Shack sales in FY24.

Exhibit 99.1
▪Adjusted EBITDA(2) of $46.5 million in 4Q24 and $175.4 million in FY24.
▪Opened 43 new Company-operated Shacks in FY24, 19 of which opened in 4Q24. Opened 33 new licensed Shacks in FY24, nine of which opened in 4Q24.
Initial 2025 Financial Guidance:
▪Total revenue of $1.45 billion - $1.48 billion.
•Licensing revenue of $49.0 million - $51.0 million.
▪Same-Shack sales growth of approximately 3%.
▪Restaurant-level profit margin(2) to be approximately 22.0% of Shack sales.
▪General and administrative expenses to be approximately 11.5% of Total revenue.
▪Equity-based compensation to be approximately $22.0 million.
▪Depreciation and amortization expense to be $108.0 million - $112.0 million.
▪Pre-opening costs to be approximately $17.0 million.
▪Net income to be $45.0 million - $60.0 million.
▪Adjusted EBITDA(2) to be $200.0 million - $210.0 million.
▪Adjusted Pro Forma Tax Rate to be approximately 24.0% - 25.0%.
▪Company-operated openings to be approximately 45.
▪Licensed openings to be approximately 35 - 40.

We believe that over the long-term we have the potential to achieve the below targets:
▪Total addressable market of 1,500+ Company-operated Shacks.
▪Target unit economics:
•Average unit volume in the range of $2.8 million - $4.0 million.
•Restaurant-level profit margin(2) in the range of 18% - 24%.
•Net build costs in the range of $1.5 million - $3.0 million.
•Cash-on-cash returns in the range of at least 30% - 33%.
▪Three-year financial growth targets:
•Total revenue growth low-teens %.
•System-wide unit growth low-teens %.
•Restaurant-level profit margin(2) at least approximately 22%.
•Adjusted EBITDA(2) growth in the range of low to mid-teens %.

(1)Estimated results are preliminary and unaudited and subject to change based upon completion of the audit and Annual Report on Form 10-K for the fiscal year ended December 25, 2024.
(2)Restaurant-level profit margin and Adjusted EBITDA are non-GAAP measures. See below for full definitions and discussions of these measures.

Exhibit 99.1
Definitions
The following definitions apply to these terms as used in this release:
"Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income and Shake Shack branded merchandise at Company-operated Shacks and excludes sales from licensed Shacks.
“System-wide sales” is an operating measure and consists of sales from Company-operated Shacks and licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees.
"Same-Shack sales" represents Shack sales for the comparable Shack base, which is defined as the number of Company-operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted.
"Restaurant-level profit," a non-GAAP measure, formerly referred to as Shack-level operating profit, is defined as Shack sales less Shack-level operating expenses including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses.
"Restaurant-level profit margin," a non-GAAP measure, formerly referred to as Shack-level operating profit margin, is defined as Shack sales less Shack-level operating expenses including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.
"Average unit volume" is calculated by dividing total Shack sales by the number of Shacks open during the period. For Shacks that are not open for the entire period, fractional adjustments are made to the number of Shacks in the denominator such that it corresponds to the period of associated sales.
"Adjusted Pro Forma Effective Tax Rate" represents the effective tax rate assuming the full exchange of all outstanding SSE Holdings, LLC membership interests for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of its recurring business operations.
"EBITDA," a non-GAAP measure, is defined as Net income (loss) before interest, expense (net of interest income), Income tax expense (benefit), and Depreciation and amortization expense. “Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations.
The Company is not able to reconcile the expected preliminary guided non-GAAP estimates to the most directly comparable GAAP financial measures without unreasonable effort because it is unable to predict, forecast or determine the probable significance of various reconciling items with a reasonable degree of accuracy. Accordingly, the most directly comparable GAAP estimates are not provided.
When used in conjunction with GAAP financial measures, the non-GAAP measures included in this press release are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks, and are key metrics used internally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. The Company believes the presentation of these measures provides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Company. These measures may differ from similarly titled measures used by other companies due to different methods of calculation, and presentation of these measures is not intended to be considered in isolation for, or superior to, the financial information prepared and presented in accordance with GAAP.
Cautionary Note on Forward-Looking Statements
This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, statements regarding the Company's long-term targets, strategic initiatives, preliminary expected financial results and operating performance for fiscal 2024 and the fourth quarter of fiscal 2024, expected development targets, including expected Shack construction and openings, and expected same-Shack sales growth and trends in the Company’s operations. Forward-looking statements discuss the Company’s current expectations, targets and projections relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend,"

Exhibit 99.1
"outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "target," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward-looking statements are expressly qualified in their entirety by these cautionary statements, and involve risks and uncertainties that could cause actual results or events to differ materially from the expectations discussed in this press release. Some of the factors which could cause results to differ materially from the Company’s expectations or cause the Company to not meet its long-term targets include the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, the Company's management of its digital capabilities and expansion into new channels including drive-thru and multiple format investments, the Company's ability to maintain and grow sales at its existing Shacks, risks relating to the restaurant industry generally, and the impact of any material weakness in the Company's internal controls over financial reporting identified in connection with the restatement described in the Company's Annual Report on Form 10-K filed with the SEC on February 29, 2024 or otherwise. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2023 and the Company's other filings as filed with the SEC.  All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this press release are made only as of the date hereof and you should not place undue reliance on these forward-looking statements. There can be no assurance that the results or developments currently anticipated by the Company will be realized, or that the Company will achieve its potential long-term targets as updated and currently in place. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. In addition, the preliminary financial results set forth in this press release are preliminary and unaudited, and these estimates are based on information currently available to the Company. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Annual Report on Form 10-K for the fiscal year ended December 25, 2024. The Company assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended December 25, 2024.

About Shake Shack
Shake Shack serves elevated versions of American classics using only the best ingredients. It’s known for its delicious made-to-order Angus beef burgers, crispy chicken, hand-spun milkshakes, house-made lemonades, beer, wine, and more. With its high-quality food at a great value, warm hospitality, and a commitment to crafting uplifting experiences, Shake Shack quickly became a cult-brand with widespread appeal. Shake Shack’s purpose is to Stand For Something Good®, from its premium ingredients and employee development, to its inspiring designs and deep community investment. Since the original Shack opened in 2004 in NYC’s Madison Square Park, the Company has expanded to over 550 locations system-wide, including over 350 in 33 U.S. States and the District of Columbia, and over 200 international locations across London, Hong Kong, Shanghai, Singapore, Mexico City, Istanbul, Dubai, Tokyo, Seoul and more.

Skip the line with the Shack App, a mobile ordering app that lets you save time by ordering ahead! Guests can select their location, pick their food, choose a pickup time and their meal will be cooked-to-order and timed to arrival. Available on iOS and Android.
Media:
Meg Davis, Shake Shack
mcastranova@shakeshack.com
Investor Relations:
Melissa Calandruccio, ICR
Michelle Michalski, ICR
(844) SHACK-04 (844-742-2504)
investor@shakeshack.com